Exhibit 23. 1

Reznick Group, P.C. 500 East Pratt Street Suite 200 Baltimore, MD 21202-3100 Tel: (410) 783-4900

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-168291, 333-116845, 333-113097 and 333-111587) of Old Line Bancshares, Inc. of our Independent Auditors’ Report dated May 6, 2011 relating to the consolidated financial statements of Maryland Bankcorp, Inc. and Subsidiary, which appears in the Current Report on Form 8-K/A of Old Line Bancshares, Inc. dated April 1, 2011 and filed on June 16, 2011.

Baltimore, Maryland
June 29, 2011

www.reznickgroup.com